UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2021

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On March 15, 2021, the merger of AgeX’s majority-owned subsidiary LifeMap Sciences, Inc. (“LifeMap”) with GCLMS Acquisition Corporation, a Delaware corporation (“GCLMS”) was completed pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) among AgeX, LifeMap, GCLMS and the parent company of GCLMS Atlas Capital Partners Limited, a British Virgin Islands company limited by shares (“Atlas”). As a result of the merger, (a) the shares of LifeMap common stock outstanding at the time of the merger entitle the holders of those shares to receive a pro rata portion of a $500,000 cash payment for all shares of LifeMap common stock in the aggregate (the “Merger Consideration”), with each LifeMap shareholder’s pro rata portion of the Merger Consideration to be determined in accordance with the number of shares of LifeMap common stock owned by such shareholder as a percentage of shares of LifeMap common stock outstanding immediately before the effective date of the merger, and (b) the outstanding shares of GCLMS common stock were converted into shares of LifeMap common stock so that Atlas is now the sole shareholder of LifeMap.

AgeX received approximately $466,400 in cash as its pro rata share of the Merger Consideration in the merger. Prior to and as a condition to the merger under the terms of the Merger Agreement $1,761,296 of LifeMap’s indebtedness to AgeX was converted into shares of LifeMap common stock. LifeMap also paid AgeX $250,000 in cash to pay off a portion of LifeMap’s indebtedness to AgeX that was not converted into shares of LifeMap common stock.

We have included as exhibits to this Report the unaudited pro forma consolidated balance sheet as of September 30, 2020, and unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

Item 9.01 - Financial Statements and Exhibits.

(a)	Pro forma financial information

●	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2020

●	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2020

●	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2019

●	Notes to Unaudited Pro Forma Consolidated Financial Information

(b)	Exhibits

Exhibit Number	Description
99.1	Pro forma financial information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: March 19, 2021	By:	/s/ Andrea Park
Chief Financial Officer

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